Exhibit 99.1

FOCUS BUSINESS BANK

San Jose, California

UNAUDITED FINANCIAL STATEMENTS

June 30, 2015

FOCUS BUSINESS BANK

San Jose, California

UNAUDITED FINANCIAL STATEMENTS

FOCUS BUSINESS BANK

BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
(dollars in thousands)	2015	2014
ASSETS
Cash and due from banks	$25,682	$26,809
Federal funds sold	500	500
Interest-bearing deposits in other financial institutions	95,672	79,141
Total cash and cash equivalents	121,854	106,450

Time certificates of deposit in other financial institutions	21,891	22,925
Available-for-sale investment, securities at estimated fair value (Note 2)	41,345	47,876
Held-to-maturity investment securities (fair value of $23,209 at June 30, 2015 and $23,388 at December 31, 2014) (Note 2)	22,993	23,210
Loans, less allowance for loan losses of $2,730 in June 30, 2015 and $2,679 in December 31, 2014 (Notes 4 and 5)	186,470	179,730
Premises and equipment, net	204	230
Bank owned life insurance	6,454	5,819
Other real estate owned	—	575
Accrued interest receivable and other assets	6,419	4,466
	$407,630	$391,283

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$116,077	$94,901
Interest bearing (Note 6)	261,268	266,409

Total deposits	377,345	361,310

Accrued interest payable and other liabilities	1,171	1,480

Total liabilities	378,516	362,790

Commitments and contingencies

Shareholders’ equity (Notes 8 and 9):
Preferred stock — no par value; 10,000,000 shares authorized, none issued or outstanding	—	—
Common stock — no par value; 40,000,000 shares authorized; 3,002,357 and 3,001,722 shares issued and outstanding at June 30, 2015 and December 31, 2014	30,619	30,430
Accumulated deficit	(1,505)	(1,865)
Accumulated other comprehensive (loss), net of taxes (Note 2)	—	(72)
Total shareholders’ equity	29,114	28,493
Total liabilities and shareholders’ equity	$407,630	$391,283

See accompanying notes to financial statements.

FOCUS BUSINESS BANK

STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(dollars in thousands)	2015	2014	2015	2014

Interest and dividend income:
Interest and fees on loans	$2,254	$1,877	$4,568	$3,710
Interest on Federal funds sold	—	—	—	—
Interest on deposits in other institutions	99	79	189	148
Interest on available-for-sale securities	94	251	214	499
Interest on held-to-maturity securities	104	94	205	150

Total interest and dividend income	2,551	2,301	5,176	4,507

Interest expense:
Interest on deposits	153	183	305	366

Net interest income before provision for loan losses	2,398	2,118	4,871	4,141

Provision for loan losses (Note 5)	—	75	50	175

Net interest income after provision for loan losses	2,398	2,043	4,821	3,966

Noninterest income:
Service charges and fees	94	91	195	173
Gain on sale of available-for-sale securities	—	7	2	20
Gain on sale of loans	247	366	1,157	678
Other	104	55	284	173

Total noninterest income	445	519	1,638	1,044

Noninterest expense:
Salaries and employee benefits (Notes 4)	1,502	1,097	3,156	2,147
Occupancy and equipment	182	167	358	348
Other (Note 10)	1,151	786	2,255	1,603

Total noninterest expenses	2,835	2,050	5,769	4,098

Income before provision for income taxes	$8	$512	$690	$912

Provision for income taxes	51	199	330	346

Net income	$(43)	$313	$360	$566

Basic earnings per common share	$(0.01)	$0.11	$0.12	$0.19

Diluted earnings per common share	$(0.01)	$0.11	$0.12	$0.19

Shares for earnings per share
Basic	2,932,608	2,919,079	2,930,954	2,917,505
Diluted	2,932,608	2,954,166	3,110,429	2,951,997

See accompanying notes to financial statements.

FOCUS BUSINESS BANK

STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(dollars in thousands)	2015	2014	2015	2014

Net income	$(43)	$313	$360	$566
Other comprehensive income (loss):
Change in net unrealized (loss) income	(36)	531	120	727
Reclassification adjustments for gains included In net income	—	(7)	(2)	(20)

Net unrealized holding gains (losses)	(36)	524	118	707
Income tax effect	14	(210)	(46)	(283)

Other comprehensive income (loss)	(22)	314	72	424

Total comprehensive income	$(65)	$627	$432	$990

See accompanying notes to financial statements.

FOCUS BUSINESS BANK

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Unaudited)

				Accumulated
				Other	Total
	Common Stock		Accumulated	Comprehensive	Shareholders’
(dollars in thousands)	Shares	Amount	Deficit	Income (Loss)	Equity

Balance, January 1, 2015	3,001,722	$30,430	$(1,865)	$(72)	$28,493

Exercise of stock options (Note 11)	635	12	—	—	12

Share-based compensation (Note 11)	—	177	—	—	177

Net income	—	—	360	—	360

Other comprehensive loss	—	—	—	72	72

Balance, June 30, 2015	3,002,357	$30,619	$(1,505)	$—	$29,114

See accompanying notes to financial statements.

FOCUS BUSINESS BANK

STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
	June 30,
(dollars in thousands)	2015	2014

Cash flows from operating activities:
Net income	$360	$566
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, net	509	560
Provision for loan losses	50	175
Change in deferred loan origination costs, net	(50)	(12)
Share-based compensation	177	112
Gain on sale of available-for-sale investment securities	(2)	(20)
Gain on sale of loans	(1,157)	(678)
Change in deferred income taxes	—	24
Net earnings on Bank owned life insurance	(45)	(52)
Increase in accrued interest receivable and other assets	(1,373)	(116)
Increase in accrued interest payable and other liabilities	(357)	(52)

Net cash provided by operating activities	(1,888)	507

Cash flows from investing activities:
Net decrease (increase) time certificates of deposit in other financial institutions	1,034	(7,842)
Purchase of available-for-sale investment securities	(1,092)	(30,500)
Purchase of held-to-maturity investment securities	—	(17,573)
Proceeds from sale of available-for-sale investment securities	2,246	9,598
Proceeds from principal reductions of mortgage-backed securities	3,861	2,838
Proceeds from maturity and call of securities	1,395	3,795
Net increase in loans	(23,494)	(15,485)
Proceeds from sale of loans	17,911	10,675
Purchase of single premium Bank owned life insurance	(590)	(300)
Purchase of correspondent bank stocks	(3)	(3)
Purchase of premises and equipment	(23)	(36)

Net cash provided (used in) investing activities	1,245	(44,833)

Cash flows from financing activities:
Net increase in demand, savings and money market deposits	15,964	54,051
Net increase in time deposits	71	1,363
Exercise of stock options	12	—

Net cash provided by financing activities	16,047	55,414

Increase in cash and cash equivalents	15,404	11,088

Cash and cash equivalents at beginning of period	106,450	92,990
Cash and cash equivalents at end of period	$121,854	$104,078

Supplemental disclosures of cash flow information:
Cash paid during the year for interest expense	$302	$361
Cash paid during the year for taxes	$375	$275

See accompanying notes to financial statements.

FOCUS BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General:  Focus Business Bank (the “Bank”) was approved as a state-chartered non-member bank on October 20, 2006 and commenced operations on January 16, 2007.  The Bank is subject to regulation by the California Department of Business Oversight (the “DBO”) and the Federal Deposit Insurance Corporation (the “FDIC”).  The Bank’s headquarters and single branch operations are located in San Jose, California.  The Bank provides products and services to customers who are predominately small to middle-market businesses, professionals and not-for-profit organizations located in Santa Clara County and surrounding counties.

The accounting and reporting policies of the Bank conform with accounting principles generally accepted in the United States of America and prevailing practices within the banking industry.

Subsequent Events:  Management has reviewed all events occurring from June 30, 2015 through August 20, 2015, the date the financial statements were available for issuance and no subsequent events occurred requiring accrual or disclosure.

Use of Estimates:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions.  These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.  The allowance for loan losses and fair values of financial instruments are particularly subject to change.

Cash and Cash Equivalents:  For the purpose of the statement of cash flows, cash and cash equivalents consist of cash and due from banks, Federal funds sold and interest-bearing deposits in other financial institutions with original maturities of three months or less.  Generally, Federal funds are sold for one day periods.  For the purpose of the statement of cash flows, loans and deposits are presented on a net basis.

Time Certificates of deposit in Other Financial Institutions:  The Bank invests in interest-bearing time deposits in other banks. Time certificates of deposits are classified separate from cash and cash equivalents on the balance sheet when their original maturity exceeds 90 days.

Investment Securities:  Investment securities are classified into the following categories:

•                  Available-for-sale securities, reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of taxes, as accumulated other comprehensive income (loss) within shareholders’ equity.

•                  Held-to-maturity securities, which management has the positive intent and ability to hold, reported at amortized cost, adjusted for the accretion of discounts and amortization of premiums.

Management determines the appropriate classification of its investments at the time of purchase and may only change the classification in certain limited circumstances.  All transfers between categories are accounted for at fair value.  During the periods ended June 30, 2015, December 31, 2014 and June 30, 2014, there were no transfers between categories.

(Continued)

FOCUS BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Gains and losses on the sale of investment securities are computed using the specific identification method.  Interest earned on investment securities is reported in interest income, net of applicable adjustments for accretion of discounts and amortization of premiums using the level yield method adjusted for changes in principal repayment speeds.

An investment security is impaired when its carrying value is greater than its fair value.  Investment securities that are impaired are evaluated on at least a quarterly basis and more frequently when economic or market conditions warrant such an evaluation to determine whether such a decline in their fair value is other than temporary.  Management utilizes criteria such as the magnitude and duration of the decline and the intent and ability of the Bank to retain its investment in the securities for a period of time sufficient to allow for an anticipated recovery in fair value, in addition to the reasons underlying the decline, to determine whether the loss in value is other than temporary.  The term “other than temporary” is not intended to indicate that the decline is permanent, but indicates that the prospects for a near-term recovery of value is not necessarily favorable, or that there is a lack of evidence to support a realizable value equal to or greater than the carrying value of the investment.  Once a decline in value is determined to be other than temporary, and management does not intend to sell the security or it is more likely than not that the Bank will not be required to sell the security before recovery, only the portion of the impairment loss representing credit exposure is recognized as a charge to earnings, with the balance recognized as a charge to other comprehensive income.  If management intends to sell the security or it is more likely than not that the Bank will be required to sell the security before recovering its forecasted cost, the entire impairment loss is recognized as a charge to earnings.

Loans:  Loans that management has the intent and ability to hold for the foreseeable future, or until maturity or payoff, are reported at the principal balances outstanding net of deferred loan fees and costs and the allowance for loan losses.  Interest is accrued daily based upon outstanding loan balances.  However, when, in the opinion of management, loans are considered to be impaired and the future collectability of interest and principal is in serious doubt, loans are placed on nonaccrual status and the accrual of interest income is suspended.  Any interest accrued but unpaid at the time the loan is placed on nonaccrual status is charged against income.  Payments received on these loans are applied to reduce principal to the extent necessary to ensure collection.  Subsequent payments on these loans, or payments received on nonaccrual loans for which the ultimate collectability of principal is not in doubt, are applied first to earned but unpaid interest and then to principal.  Generally, loans are restored to accrual status when the obligation has been brought current and has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectability of the total contractual principal and interest is no longer substantially in doubt.  The policy for placing loans on nonaccrual status, recording payments received on nonaccrual loans, resuming the accrual of interest and determining past due or delinquency status does not differ by portfolio segment or class of financing receivable.

All loans are evaluated and considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due, including principal and interest, according to the contractual terms of the original agreement.  Loans determined to be impaired are individually evaluated for impairment.  When a loan is impaired, the Bank measures impairment based on the present value of expected future cash flows discounted at the loan’s effective interest rate, except that as a practical expedient, it may measure impairment based on a loan’s observable market price, or the fair value of the collateral if the loan is collateral dependent.  A loan is collateral dependent if the repayment of the loan is expected to be provided solely by the underlying collateral.  The policy for accounting for impaired loans, recognizing interest on impaired loans, recording payments on impaired loans is generally the same as for nonaccrual loans and does not differ by portfolio segment or class of financing receivable.

(Continued)

FOCUS BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

A restructuring of a debt constitutes a troubled debt restructuring (TDR) if the Bank for economic or legal reasons related to the debtor’s financial difficulties grants a concession to the debtor that it would not otherwise consider.  Restructured workout loans typically present an elevated level of credit risk as the borrowers are not able to perform according to the original contractual terms.  Loans that are reported as TDRs are considered impaired and measured for impairment as described above.

Substantially all loan origination fees, commitment fees, direct loan origination costs and purchase premiums and discounts on loans are deferred and recognized as an adjustment of yield, to be amortized to interest income over the contractual term of the loan.  The unamortized balance of deferred fees and costs is reported as a component of net loans.

Sales and Servicing of Government Guaranteed Loans:  The Bank accounts for the transfers and servicing of financial assets based on the financial and servicing assets it controls and liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished.

Included in the portfolio are loans which, in general, are 75% guaranteed by the Small Business Administration (the “SBA”).  The guaranteed portion of these loans may be sold to a third party, with the Bank retaining the unguaranteed portion.  The Bank generally receives a premium in excess of the adjusted carrying value of the loan at the time of sale.  The Bank did not have any loans held-for-sale at June 30, 2015, December 31, 2014 or June 30, 2014.  The guaranteed portion of SBA loans sold, totaling approximately $64,494,000, $53,996,000 and $48,405,000 were being serviced for others at June 30, 2015, December 31, 2014 and June 30, 2014, respectively.

Servicing rights acquired through 1) a purchase or 2) the origination of loans which are sold with servicing rights retained are recognized as separate assets or liabilities.  Servicing assets or liabilities are recorded at the difference between the contractual servicing fees and adequate compensation for performing the servicing, and are subsequently amortized in proportion to and over the period of the related net servicing income or expense.  Servicing assets are periodically evaluated for impairment.  Fair values are estimated using discounted cash flows based on current market interest rates.  For purposes of measuring impairment, servicing assets are stratified based on note rate and term.  The amount of impairment recognized is the amount by which the servicing assets for a stratum exceed their fair value.  On the balance sheet, servicing assets of $1,359,000, $1,084,000 and $1,008,000 at June 30, 2015, December 31, 2014 and June 30, 2014, respectively, are included in accrued interest receivable and other assets.

In addition, assets (accounted for as interest-only (IO) strips) are recorded at the fair value of the difference between note rates and rates paid to purchasers (the interest spread) and contractual servicing fees, if applicable.  IO strips are carried at fair value with gains or losses recorded as a component of shareholders’ equity, similar to available-for-sale investment securities.  IO strips were not significant at June 30, 2015, December 31, 2014 and June 30, 2014.

The Bank’s investment in the loan is allocated between the retained portion of the loan, the servicing asset, the IO strip, and the sold portion of the loan based on their relative fair values on the date the loan is sold.  The gain on the sold portion of the loan is recognized as income at the time of sale.  The carrying value of the retained portion of the loan is discounted based on the estimated yield of a comparable non-guaranteed loan.  Significant future prepayments of these loans will result in the recognition of additional amortization of related servicing assets and an adjustment to the carrying value of related IO strips.

(Continued)

FOCUS BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses:  The allowance for loan losses is an estimate of probable credit losses inherent in the Bank’s loan portfolio that have been incurred as of the balance-sheet date.  The allowance is established through a provision for loan losses which is charged to expense.  Additions to the allowance are expected to maintain the adequacy of the total allowance after credit losses and loan growth.  Credit exposures determined to be uncollectible are charged against the allowance.  Cash received on previously charged off amounts is recorded as a recovery to the allowance.  The policy for charging off loans and recording recoveries does not differ by portfolio segment or class of financing receivable.  The overall allowance consists of two primary components, specific reserves related to loans individually evaluated for impairment and general reserves for inherent losses related to loans that are collectively evaluated for impairment.

The determination of the general reserve for loans that are collectively evaluated for impairment is based on estimates made by management, to include, but not limited to, consideration of historical losses by portfolio segment over the past eight quarters, internal asset classifications, and qualitative factors to include economic trends in the Bank’s service areas, industry experience and trends, geographic concentrations, fair values, if any, securing these loans, the Bank’s underwriting policies, the character of the loan portfolio, and probable losses inherent in the portfolio taken as a whole.

The Bank maintains a separate allowance for each portfolio segment (loan type).  These portfolio segments include commercial, real estate — construction (including land and development loans), real estate — mortgage and consumer and other loans.  The allowance for loan losses attributable to each portfolio segment, which includes both impaired loans and loans that are not impaired, is combined to determine the Bank’s overall allowance, which is included on the balance sheet.

The Bank assigns a risk rating to all loans and periodically, but not less than annually, performs detailed reviews of all individual loans to identify credit risks and to assess the overall collectability of the portfolio.  These risk ratings are also subject to examination by independent specialists engaged by the Bank and the Bank’s regulators.  During these internal reviews, management monitors and analyzes the financial condition of borrowers and guarantors, trends in the industries in which borrowers operate and the fair values of collateral securing these loans.  These credit quality indicators are used to assign a risk rating to each individual loan.  The risk ratings can be grouped into five major categories, defined as follows:

Pass — A pass loan is a strong credit with no existing or known potential weaknesses deserving of management’s close attention.

Special Mention — A special mention loan has potential weaknesses that deserve management’s close attention.  If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or in the Bank’s credit position at some future date.  Special Mention loans are not adversely classified and do not expose the Bank to sufficient risk to warrant adverse classification.

Substandard — A substandard loan is not adequately protected by the current sound worth and paying capacity of the borrower or the value of the collateral pledged, if any.  Loans classified as substandard have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt.  Well defined weaknesses include a project’s lack of marketability, inadequate cash flow or collateral support, failure to complete construction on time or the project’s failure to fulfill economic expectations.  They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

(Continued)

FOCUS BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Doubtful — Loans classified doubtful have all the weaknesses inherent in those classified as substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently known facts, conditions and values, highly questionable and improbable.

Loss — Loans classified as loss are considered uncollectible and charged off immediately.

The general reserve component of the allowance for loan losses also consists of reserve factors that are based on management’s assessment of the following for each portfolio segment: (1) inherent credit risk, (2) historical losses and (3) other qualitative factors.  These reserve factors are inherently subjective and are driven by the repayment risk associated with each portfolio segment described below.

Commercial — Commercial loans generally possess a lower inherent risk of loss than real estate portfolio segments because these loans are generally underwritten to existing cash flows of operating businesses.  Debt coverage is provided by business cash flows and economic trends influenced by unemployment rates and other key economic indicators are closely correlated to the credit quality of these loans.

Real estate construction — Real estate construction loans (including land and development loans) generally possess a higher inherent risk of loss than other real estate portfolio segments.  A major risk arises from the necessity to complete projects within specified cost and time lines.  Trends in the construction industry significantly impact the credit quality of these loans, as demand drives construction activity.  In addition, trends in real estate values significantly impact the credit quality of these loans, as property values determine the economic viability of construction projects.

Real estate mortgage — Commercial real estate mortgage loans generally possess a higher inherent risk of loss than other real estate portfolio segments, except land and construction loans.  Adverse economic developments or an overbuilt market impact commercial real estate projects and may result in troubled loans.  Trends in vacancy rates of commercial properties impact the credit quality of these loans.  High vacancy rates reduce operating revenues and the ability for properties to produce sufficient cash flow to service debt obligations.  The degree of risk in home equity lines of credit depends primarily on the loan amount in relation to collateral value, the interest rate and the borrower’s ability to repay in an orderly fashion.  These loans generally possess a lower inherent risk of loss than other real estate portfolio segments.  Economic trends determined by unemployment rates and other key economic indicators are closely correlated to the credit quality of these loans.  Weak economic trends indicate that the borrowers’ capacity to repay their obligations may be deteriorating.

Consumer and other — A consumer loan portfolio is usually comprised of a large number of small loans scheduled to be amortized over a specific period.  Most installment loans are made directly for consumer purchases, but business loans granted for the purchase of heavy equipment or industrial vehicles may also be included.  Economic trends determined by unemployment rates and other key economic indicators are closely correlated to the credit quality of these loans.  Weak economic trends indicate that the borrowers’ capacity to repay their obligations may be deteriorating.

Although management believes the allowance to be adequate, ultimate losses may vary from its estimate.  At least quarterly, the Board of Directors and management review the adequacy of the allowance, including consideration of the relative risks in the portfolio, current economic conditions and other factors.  If the Board of Directors and management determine that changes are warranted based on those reviews, the allowance is adjusted.  In addition, the Bank’s primary regulators, the FDIC and California Department of Business Oversight, as an integral part of their examination process, review the adequacy of the allowance.  These regulatory agencies may require additions to the allowance based on their judgment about information available at the time of their examinations.

(Continued)

FOCUS BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Credit Losses on Off-Balance-Sheet Credit Exposures:  The Bank also maintains a separate allowance for off-balance-sheet commitments.  Management estimates anticipated losses using historical data and utilization assumptions.  The allowance for off-balance-sheet commitments is included in accrued interest payable and other liabilities on the balance sheet and totaled $65,000 at both June 30, 2015 and December 31, 2014, and $60,000 June 30, 2014.

Correspondent Bank Stock:  Restricted equity securities of Pacific Coast Bankers’ Bancshares (PCBB) and Independent Bankers Financial Corporation (IBFC) are carried at cost and are included with accrued interest receivable and other assets on the balance sheet.  As a member of the PCBB and IBFC systems, the Bank holds an investment in the stock of these correspondent banks.  Stock redemptions are made at the discretion of PCBB and IBFC and the Bank may request redemption at par value.

Premises and Equipment:  Premises and equipment are carried at cost.  Depreciation is determined using the straight-line method over the estimated useful lives of the related assets.  The useful lives of furniture, fixtures and equipment are estimated to be 3 to 7 years.  Leasehold improvements are amortized over the lesser of the respective lease term, including renewal periods that are reasonably assured, or their useful lives, which are generally 3 to 10 years.

Certain operating leases contain scheduled and specified rent increases or incentives in the form of tenant improvement allowances or credits.  The scheduled rent increases are recognized on a straight-line basis over the lease term.  Lease incentives are capitalized at the inception of the lease and amortized on a straight-line basis over the lease term as a reduction of rental expense.  Amounts accrued in excess of amounts paid related to the scheduled rent increases and the unamortized deferred credits are included in accrued interest payable and other liabilities on the balance sheet.

When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is recognized in income for the period.  The cost of maintenance and repairs is charged to expense as incurred.  The Bank evaluates premises and equipment for financial impairment as events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable.

Income Taxes:  Deferred tax assets and liabilities are recognized for the tax consequences of temporary differences between the reported amount of assets and liabilities and their tax basis.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.  A valuation allowance is recognized if, based on the weight of available evidence, management believes it is more likely than not that some portion or all of the deferred tax assets will not be realized.

(Continued)

FOCUS BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Bank considers all tax positions recognized in its financial statements for the likelihood of realization.  When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  Management uses a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on a tax return.  A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur.  The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination.  For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.  The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above, if any, is reflected as a liability for unrecognized tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.  Interest expense and penalties associated with unrecognized tax benefits, if any, are classified as income tax expense in the statement of operations.  The Bank does not have any uncertain income tax positions and has not accrued for any interest or penalties as of June 30, 2015, December 31, 2014 and June 30, 2014.

Earnings Per Share:  Basic earnings per share, which excludes dilution, is computed by dividing net income by the weighted-average number of common shares outstanding for the period.  Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock which share in the earnings of the Bank.  The treasury stock method is applied to determine the dilutive effect of stock options and restricted stock in computing diluted earnings per share.  There were approximately 61,000 stock options outstanding at June 30, 2015 that were considered anti-dilutive because the assumed proceeds from exercise price, tax benefits and average future compensation were greater than the average market price of the Bank’s common stock.  The weighted average shares outstanding have been adjusted to retroactively reflect the impact of the 5% stock dividend issued in 2013.

Share-Based Compensation:  The Bank has one share-based compensation plan, the Focus Business Bank 2007 Equity Incentive Plan (the “Plan”), which has been approved by its shareholders and permits the grant of stock options and restricted stock for up to 1,066,250 shares of the Bank’s common stock of which 192,634 shares were available for grant at June 30, 2015.  The Plan is designed to attract and retain employees and directors.  The amount, frequency, and terms of share-based awards may vary based on competitive practices, the Bank’s operating results and government regulations.  New shares are issued upon option exercise or restricted share grants.  The Plan does not provide for the settlement of awards in cash.  The Plan requires that the option price may not be less than the fair market value of the stock at the date the option is granted, and that the stock must be paid in full at the time the option is exercised.

Restricted stock awards are grants of shares of common stock that are subject to forfeiture until specific conditions or goals are met.  Conditions may be based on continuing employment or achieving specified performance goals.  During the period of restriction, participants holding restricted stock may have full voting and dividend rights.  The restrictions lapse in accordance with a schedule or with other conditions determined by the Board of Directors.

Share-based compensation is accounted for using a fair-value based method with share-based compensation expense recorded for all stock options and restricted stock awards that are ultimately expected to vest as the requisite service is rendered and considering the probability of the performance criteria being achieved.

(Continued)

FOCUS BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Management estimates the fair value of each option award as of the date of grant using a Black-Scholes-Merton option pricing formula.  Expected volatility is based on historical volatility of similar entities over a preceding period commensurate with the expected term of the option because the Bank’s common stock has been publicly traded for a shorter period than the expected term for the options.  The “simplified” method is used to determine the expected term of our options due to the lack of sufficient historical data.  The risk-free rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.  Expected dividend yield was not considered in the option pricing formula since the bank has not paid dividends and has no current plans to do so in the future.  In addition to these assumptions, management makes estimates regarding pre-vesting forfeitures that will impact total compensation expense recognized under the Plan.  The fair value of restricted stock awards is based on the fair value of the underlying shares at the date of the grant.

Comprehensive Income:  Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of other comprehensive income or loss that has not been recognized in the calculation of net income or loss.  Sources of other comprehensive income or loss include unrealized gains and losses on available-for-sale investment securities.  Total comprehensive income and components of accumulated other comprehensive income or loss are presented in the statements of comprehensive income.

Adoption of New Financial Accounting Standards:  In July 2013, the FASB amended existing guidance related to the presentation of an unrecognized tax benefit when a net operating loss carry-forward, a similar tax loss or a tax credit carry-forward exists.  These amendments provide that an unrecognized tax benefit, or a position thereof, be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carry-forward, a similar tax loss, or a tax credit carry-forward is not available at the reporting date to settle any additional income taxes that would result from disallowance of a tax position, or the tax law does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, then the unrecognized tax benefit should be presented as a liability.  The effect of adopting this standard did not have a material effect on the Bank’s operating results or financial condition.

In February 2013, the FASB issued guidance on reporting of amounts reclassified out of accumulated other comprehensive income which requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income (loss) by component and to present either on the face of the statement where net income is presented, or in the notes, significant amounts reclassified out of accumulated other comprehensive income (loss) by the respective line items of net income, but only if the amount reclassified is required to be reclassified to net income in its entirety in the same reporting period. The effect of adopting this standard did not have a material effect on the Bank’s operating results or financial condition.

In January 2014, the FASB amended existing guidance to clarify when a creditor should be considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan such that the loan should be derecognized and the real estate recognized. These amendments clarify that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either: (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure, or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. The effect of adopting this standard did not have a material effect on the Bank’s operating results or financial condition.

(Continued)

FOCUS BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 — INVESTMENT SECURITIES

The amortized cost and estimated fair value of available-for-sale and held-to-maturity investment securities as of the balance sheet dates were as follows:

Available-for-Sale

	June 30, 2015
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
(dollars in thousands)	Cost	Gains	Losses	Value
Debt securities:
U.S. Treasury securities	$2,025	$1	$—	$2,026
U.S. government-sponsored agencies	3,004	—	(4)	3,000
Mortgage-backed securities-residential	23,044	58	(57)	23,045
Municipal securities	13,272	26	(24)	13,274
	$41,345	$85	$(85)	$41,345

	December 31, 2014
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
(dollars in thousands)	Cost	Gains	Losses	Value
Debt securities:
U.S. Treasury securities	$2,038	$—	$(2)	$2,036
U.S. government-sponsored agencies	3,004	—	(25)	2,979
Mortgage-backed securities-residential	26,061	42	(99)	26,004
Mortgage-backed securities-Commercial	2,096	—	(27)	2,069
Municipal securities	14,797	28	(37)	14,788
	$47,996	$70	$(190)	$47,876

	June 30, 2014
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
(dollars in thousands)	Cost	Gains	Losses	Value
Debt securities:
U.S. Treasury securities	$4,050	$1	$(1)	$4,050
U.S. government-sponsored agencies	4,966	8	(24)	4,950
Mortgage-backed securities-residential	36,473	174	(71)	36,576
Mortgage-backed securities-commercial	4,220	16	(63)	4,173
Municipal securities	22,178	116	(95)	22,199
	$71,887	$315	$(254)	$71,948

There were no transfers in the classification of available-for-sale investment securities for the periods ended June

(Continued)

FOCUS BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

30, 2015, December 31, 2014 and June 30, 2014.

Held-to-Maturity

	June 30, 2015
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
(dollars in thousands)	Cost	Gains	Losses	Value
Debt securities:
U.S. Treasury securities	$2,021	$3	$—	$2,024
U.S. government-sponsored agencies	7,877	131	—	8,008
Mortgage-backed securities-residential	2,697	8	(11)	2,694
Mortgage-backed securities-Commercial	5,994	81	—	6,075
Municipal securities	4,404	16	(12)	4,408
	$22,993	$239	$(23)	$23,209

Held-to-Maturity

	December 31, 2014
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
(dollars in thousands)	Cost	Gains	Losses	Value
Debt securities:
U.S. Treasury securities	$2,030	$—	$—	$2,030
U.S. government-sponsored agencies	7,863	111	—	7,974
Mortgage-backed securities-residential	2,894	—	(23)	2,871
Mortgage-backed securities-Commercial	5,997	61	—	6,058
Municipal securities	4,426	33	(4)	4,455
	$23,210	$205	$(27)	$23,388

	June 30, 2014
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
(dollars in thousands)	Cost	Gains	Losses	Value
Debt securities:
U.S. Treasury securitiesl	$2,040	$1	$—	$2,041
U.S. government-sponsored agencies	7,849	166	—	8,015
Mortgage-backed securities-residential	3,097	—	(9)	3,088
Mortgage-backed securities-Commercial	6,000	66	—	6,066
Municipal securities	4,446	17	(13)	4,450
	$23,432	$250	$(22)	$23,660

At June 30, 2015, there were no securities pledged to secure borrowing arrangements.

(Continued)

FOCUS BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 — INVESTMENT SECURITIES (Continued)

Investment securities with unrealized losses for dates indicated are summarized and classified according to the duration of the loss period as follows:

	Less Than 12 Months		12 Months or More		Total
June 30, 2015	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
(dollars in thousands)	Value	Loss	Value	Loss	Value	Loss

U.S. government-sponsored agencies	$—	$—	$1,996	$4	$1,996	$4

Mortgage-backed securities-residential	5,564	52	2,940	16	8,504	68

Municipals	7,936	27	1,792	10	9,728	37

Total	$13,500	$79	$6,728	$30	$20,228	$109

	Less Than 12 Months		12 Months or More		Total
December 31, 2014	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
(dollars in thousands)	Value	Loss	Value	Loss	Value	Loss

U.S. Treasury securities	$2,036	$2	$—	$—	$2,036	$2

U.S. government-sponsored agencies	—	—	2,979	25	2,979	25

Mortgage-backed securities-residential	17,014	113	786	8	17,800	121

Mortgage-backed securities-commercial	—	—	2,069	27	2,069	27

Municipals	7,606	26	1,600	15	9,206	41

Total	$26,656	$141	$7,434	$75	$34,090	$216

	Less Than 12 Months		12 Months or More		Total
June 30, 2014	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
(dollars in thousands)	Value	Loss	Value	Loss	Value	Loss

U.S. Treasury securities	$2,050	$1	$—	$—	$2,050	$1

U.S. government-sponsored agencies	—	—	2,981	24	2,981	24

Mortgage-backed securities-residential	14,852	80	—	—	14,852	80

Mortgage-backed securities-commercial	—	—	3,065	64	3,065	64

Municipals	8,031	71	4,447	37	12,478	108

Total	$22,883	$151	$10,493	$125	$33,376	$276

U.S. Government-Sponsored Agencies:  At June 30, 2015 the Bank held 1 U.S. Government-sponsored agency security which was in a loss position for twelve months or more.  Management believes the unrealized losses on the Bank’s investment in U.S. Government sponsored entities and agencies were caused by interest rate increases.  The contractual term of this investment do not permit the issuer to settle the security at a price less than the amortized costs of the investment.  Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Bank has the ability and intent to hold this investment until a recovery of fair value, which may be maturity, the Bank does not consider those investments to be other-than-temporarily impaired at June 30, 2015.

(Continued)

FOCUS BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Mortgage-Backed Securities:  At June 30, 2015 the Bank held 10 residential mortgage-backed obligations of which 7 were in a loss position for less than twelve months and 3 of which were in a loss position for twelve months or more.

Management believes the unrealized losses on the Bank’s investments in residential mortgage obligations were caused primarily by limited market liquidity and perceived credit risk on the part of investors.  The contractual cash flows of these investments are guaranteed by an agency of the U.S. government.  Accordingly, it is expected that the securities will not be settled at a price less than the amortized cost of the Bank’s investment. Because the Bank has the ability and intent to hold those investments until a recovery of fair value, which may be maturity, the Bank does not consider those investments to be other-than-temporarily impaired at June 30, 2015.

Municipal Securities:  At June 30, 2015 the Bank held 20 municipal securities of which 17 were in a loss position for less than twelve months and 3 were in a loss position and had been in a loss position for twelve months or more.  Management believes the unrealized losses on the Bank’s investments in municipal securities were due to changes in interest rates and the continued dislocation of the securities market.  All of these securities have continued to pay as scheduled despite their impairment due to current market conditions.  Because management believes that the Bank has the ability and intent to hold those investments until a recovery of fair value, which may be maturity, and it is not more likely than not that the Bank will be required to sell the securities before recovery of their amortized costs, the Bank does not consider those investments to be other-than-temporarily impaired at June 30, 2015.

(Continued)

FOCUS BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 — INVESTMENT SECURITIES (Continued)

The amortized cost for held-to-maturity and estimated fair value of available-for-sale investment securities at June 30, 2015 by contractual maturity are shown below.  Expected maturities may differ from contractual maturities because the issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

	Contractual Maturity
	Within One		After One and		After Five and		Securities Not Due
	Year or Less		Within Five Years		Within Ten Years		at a Single Maturity Date		Total
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
Securities available-for-sale (at fair value):
U.S. Treasury securities	$2,026	0.39%	$—	0.00%	$—	0.00%	$—	0.00%	$2,026	0.39%
U.S. government-sponsored agencies	—	0.00%	3,000	0.95%	—	0.00%	—	0.00%	3,000	0.95%
Mortgage-backed securities - residential	—	0.00%	—	0.00%	—	0.00%	23,045	0.82%	23,045	0.82%
Municipal securities	456	30.05%	11,754	0.93%	1,064	2.00%	—	0.00%	13,274	2.01%
Total	$2,482	5.84%	$14,754	0.93%	$1,064	2.00%	$23,045	0.82%	$41,345	1.19%

Securities held-to-maturity (at amortized cost):
U.S. Treasury securities	$2,021	0.54%	$—	0.00%	$—	0.00%	$—	0.00%	$2,021	0.54%
U.S. government-sponsored agencies	—	0.00%	3,967	1.11%	3,910	2.72%	—	0.00%	7,877	1.91%
Mortgage-backed securities - residential	—	0.00%	—	0.00%	—	0.00%	2,697	1.83%	2,697	1.83%
Mortgage-backed securities - commercial	—	0.00%	—	0.00%	—	0.00%	5,994	2.10%	5,994	2.10%
Municipal securities	—	0.00%	1,954	1.35%	2,450	0.19%	—	0.00%	4,404	0.71%
Total	$2,021	0.54%	$5,921	1.19%	$6,360	1.74%	$8,691	2.02%	$22,993	1.60%

(Continued)

FOCUS BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 3 — FAIR VALUE MEASUREMENTS

Fair Value Hierarchy:  Assets and liabilities measured at fair value are grouped in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.  Valuations within these levels are based upon:

Level 1 — Quoted market prices for identical instruments traded in active exchange markets.

Level 2 — Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable or can be corroborated by observable market data.

Level 3 — Model-based techniques that use at least one significant assumption not observable in the market.  These unobservable assumptions reflect the Bank’s estimates of assumptions that market participants would use on pricing the asset or liability.  Valuation techniques include management judgment and estimation which may be significant.

Management monitors the availability of observable market data to assess the appropriate classification of financial instruments within the fair value hierarchy.  Changes in economic conditions or model-based valuation techniques may require the transfer of financial instruments from one fair value level to another.  In such instances, the transfer is reported at the beginning of the reporting period.

Management evaluates the significance of transfers between levels based upon the nature of the financial instrument and size of the transfer relative to total assets, total liabilities or total earnings.

Because no market exists for a significant portion of the Bank’s financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments and other factors.  These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision.  Changes in assumptions could significantly affect the fair values presented.

The following methods and assumptions were used to estimate the fair value of the following classes of financial instruments:

Cash and due from banks:  The carrying amounts of cash and short-term instruments approximate fair values and are classified as Level 1.

(Continued)

FOCUS BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Federal funds Sold:  The carrying amounts of federal funds sold approximate fair values and are classified as Level 1.

Interest-bearing deposits in other financial institutions:  The carrying amounts of interest-bearing deposits approximate fair values and are classified as Level 1.

Time certificates of deposits in other financial institutions:  The carrying amounts of time certificates of deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits resulting in a Level 2 classification.

Investment securities:  For investment securities, fair values are based on quoted market prices, where available, and are classified as Level 1.  If quoted market prices are not available, fair values are estimated using quoted market prices for similar securities and indications of value provided by brokers and are classified as Level 2.

Loans:  Fair values of loans are estimated as follows:  For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values resulting in a Level 3 classification. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality resulting in a Level 3 classification.  Impaired loans are valued at the lower of cost or fair value. The methods utilized to estimate the fair value of loans do not necessarily represent an exit price.

Correspondent Bank stock:  It is not practicable to determine the fair value of correspondent bank stock due to restrictions placed on its transferability.

Deposits:  The fair values disclosed for demand deposits, including interest and non-interest demand accounts, savings, and certain types of money market accounts are, by definition, equal to the carrying amount at the reporting date resulting in a Level 1 classification.  Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits resulting in a Level 2 classification.

Accrued interest receivable and payable:  The carrying amounts of accrued interest approximate fair value and are considered to be linked in classification to the asset or liability for which they relate.

Commitments to extend credit and letters of credit:  The fair values of commitments to extend credit and standby letters of credit are estimated using the fees currently charged to enter into similar agreements and are not significant and, therefore, not presented.

The estimated fair values of the Bank’s financial instruments for dates indicated are as follows:

June 30, 2015	Carrying	Fair Value Measurements Using:
(dollars in thousands)	Amount	Level 1	Level 2	Level 3	Total
Financial assets:
Cash and due from banks	$25,682	$25,682	$—	$—	$25,682
Fed Funds Sold	500	500	—	—	500
Interest-bearing deposits in other financial institutions	95,672	95,672	—	—	95,672
Time certificates of deposits in other financial institutions	21,891	—	21,891	—	21,891
Available-for-sale securities	41,345	2,026	39,319	—	41,345
Held-to-maturity securities	22,993	2,014	21,195	—	23,209
Loans, net	186,470	—	—	184,614	184,614
Accrued interest receivable	795	—	795		795
Correspondent Bank Stock	308	N/A	N/A	N/A	N/A
Financial liabilities:
Deposits	$377,345	$353,960	$23,435	$—	$377,395
Accrued interest payable	13	—	13	—	13

(Continued)

FOCUS BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

December 31, 2014	Carrying	Fair Value Measurements Using:
(dollars in thousands)	Amount	Level 1	Level 2	Level 3	Total
Financial assets:
Cash and due from banks	$26,809	$26,809	$—	$—	$26,809
Fed Funds Sold	500	500	—	—	500
Interest-bearing deposits in other financial institutions	79,141	79,141	—	—	79,141
Time certificates of deposits in other financial institutions	22,925	—	22,925	—	22,925
Available-for-sale securities	47,876	2,036	45,840	—	47,876
Held-to-maturity securities	23,210	2,030	21,357	—	23,388
Loans, net	179,730	—	—	178,567	178,567
Accrued interest receivable	821	—	821		821
Correspondent Bank Stock	305	N/A	N/A	N/A	N/A
Other real estate owned	575	—	—	575	575
Financial liabilities:
Deposits	$361,310	$337,970	$23,364	$—	$361,334
Accrued interest payable	10	—	10	—	10

June 30, 2014	Carrying	Fair Value Measurements Using:
(dollars in thousands)	Amount	Level 1	Level 2	Level 3	Total
Financial assets:
Cash and due from banks	$21,891	$21,891	$—	$—	$21,891
Fed Funds Sold	501	501	—	—	501
Interest-bearing deposits in other financial institutions	81,686	81,686	—	—	81,686
Time certificates of deposits in other financial institutions	18,345	—	18,345	—	18,345
Available-for-sale securities	71,948	4,050	67,898	—	71,948
Held-to-maturity securities	23,432	2,041	21,619	—	23,660
Loans, net	143,119	—	—	141,813	141,813
Accrued interest receivable	852	—	852	—	852
Correspondent Bank Stock	305	N/A	N/A	N/A	N/A
Financial liabilities:
Deposits	$340,429	$315,882	$24,614	$—	$340,496
Accrued interest payable	16	—	16	—	16

The estimated fair values do not reflect any premium or discount that could result from offering the Bank’s entire holdings of a particular financial instrument for sale at one time, nor do they attempt to estimate the value of anticipated future business related to the instruments.  In addition, the tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of these estimates.

The Bank had no liabilities measured at fair value at June 30, 2015, December 31, 2014 and June 30, 2014.

Assets Recorded at Fair Value:  The following tables present information about the Bank’s assets measured at fair value on a recurring and nonrecurring basis:

The Bank is required or permitted to record the following assets at fair value on a recurring basis.

(Continued)

FOCUS BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Description
(dollars in thousands)	Fair Value	Level 1	Level 2	Level 3
June 30, 2015
Available-for-sale investment securities
Debt securities:
U.S. Treasury securities	$2,026	$2,026	$—	$—
U.S. Government-sponsored agencies	3,000	—	3,000	—
Mortgage-backed securities-residential	23,045	—	23,045	—
Municipal securities	13,274	—	13,274	—
Total assets measured at fair value on a recurring basis	$41,345	$2,026	$39,319	$—

(Continued)

FOCUS BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 3 — FAIR VALUE MEASUREMENTS (Continued)

Description
(dollars in thousands)	Fair Value	Level 1	Level 2	Level 3
December 31, 2014
Available-for-sale investment securities
Debt securities:
U.S. Treasury securities	$2,036	$2,036	$—	$—
U.S. Government-sponsored agencies	2,979	—	2,979	—
Mortgage-backed securities-residential	26,004	—	26,004	—
Mortgage-backed securities-commercial	2,069	—	2,069	—
Municipal securities	14,788	—	14,788	—
Total assets measured at fair value on a recurring basis	$47,876	$2,036	$45,840	$—

Description
(dollars in thousands)	Fair Value	Level 1	Level 2	Level 3
June 30, 2014
Available-for-sale investment securities
Debt securities:
U.S. Treasury securities	$4,050	$4,050	$—	$—
U.S. Government-sponsored agencies	4,950	—	4,950	—
Mortgage-backed securities-residential	36,576	—	36,576	—
Mortgage-backed securities-commercial	4,173	—	4,173	—
Municipal securities	22,199	—	22,199	—
Total assets measured at fair value on a recurring basis	$71,948	$4,050	$67,898	$—

Fair values for available-for-sale investment securities, which include debt securities of U.S. government-sponsored agencies and residential mortgage-backed securities, are based on quoted market prices for similar securities.  There were no changes in the valuation techniques used in 2015 or 2014.  During the periods ended June 30, 2015, December 31, 2014 and June 30, 2014, there were no transfers in or out of Levels 1, 2 or 3.

There were no assets measured at fair value on a non-recurring basis at June 30, 2015, December 31, 2014 and June 30, 2014.

(Continued)

FOCUS BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 4 — LOANS

Outstanding loans at June 30, 2015, December 31, 2014 and June 30, 2014 are summarized below:

	June 30,		December 31,
(dollars in thousands)	2015	2014	2014
Commercial	$96,824	$69,527	$90,899
Real estate — construction	1,474	2,507	1,534
Real estate — mortgage	90,168	73,136	89,266
Consumer and other	566	464	592
Loans, gross	189,032	145,634	182,291
Deferred loan origination (fees) costs, net	168	12	118
Allowance for loan losses	(2,730)	(2,527)	(2,679)
Loans, net	$186,470	$143,119	$179,730

NOTE 5 — ALLOWANCE FOR LOAN LOSSES

Changes in the allowance for loan losses for the periods ended June 30, 2015, December 31, 2014 and June 30, 2014 were as follows:

	June 30,		December 31,
(dollars in thousands)	2015	2014	2014
Balance, beginning of period	$2,679	$2,547	$2,547
Provision for loan losses	50	175	300
Charge-offs	—	(197)	(172)
Recoveries	1	2	4
Balance, beginning of period	$2,730	$2,527	$2,679

The following table shows the allocation of the allowance for loan losses for the periods ended June 30, 2015, December 31, 2014 and June 30, 2014 by portfolio segment and by impairment methodology:

		Real	Real	Consumer
June 30, 2015		Estate —	Estate —	and
(dollars in thousands)	Commercial	Construction	Mortgage	Other	Unallocated	Total
Allowance for Loan Losses
Beginning balance	$1,573	$13	$1,035	$10	$48	$2,679
Provision for loan losses	76	(6)	(220)	1	199	50
Charge-offs	—	—	—	—	—	—
Recoveries	1	—	—	—	—	1
Ending balance	$1,650	$7	$815	$11	$247	$2,730
Ending balance: individually evaluated for impairment	$163	$—	$—	$—	$—	$163
Ending balance: collectively evaluated for impairment	$1,487	$7	$815	$11	$247	$2,567
Loans
Ending balance	$96,824	$1,474	$90,168	$566		$189,032
Ending balance: individually evaluated for impairment	$163	$—	$—	$—		$163
Ending balance: collectively evaluated for impairment	$96,661	$1,474	$90,168	$566		$188,869

(Continued)

FOCUS BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

		Real	Real	Consumer
December 31, 2014		Estate -	Estate -	and
(dollars in thousands)	Commercial	Construction	Mortgage	Other	Unallocated	Total
Allowance for Loan Losses
Beginning balance	$1,495	$10	$872	$16	$154	$2,547
Provision for loan losses	246	3	163	(6)	(106)	300
Charge-offs	(172)	—			—	(172)
Recoveries	4	—		—	—	4
Ending balance	$1,573	$13	$1,035	$10	$48	$2,679
Ending balance: individually evaluated for impairment	$—	$—	$—	$—	$—	$—
Ending balance: collectively evaluated for impairment	$1,573	$13	$1,035	$10	$48	$2,679
Loans
Ending balance	$90,899	$1,534	$89,266	$592		$182,291
Ending balance: individually evaluated for impairment	$—	$—	$—	$—		$—
Ending balance: collectively evaluated for impairment	$90,899	$1,534	$89,266	$592		$182,291

		Real	Real	Consumer
June 30, 2014		Estate —	Estate —	and
(dollars in thousands)	Commercial	Construction	Mortgage	Other	Unallocated	Total
Allowance for Loan Losses
Beginning balance	$1,495	$10	$872	$16	$154	$2,547
Provision for loan losses	(36)	38	44	(5)	134	175
Charge-offs	(197)	—	—	—	—	(197)
Recoveries	2	—	—	—	—	2
Ending balance	$1,264	$48	$916	$11	$288	$2,527
Ending balance: individually evaluated for impairment	$—	$—	$—	$—	$—	$—
Ending balance: collectively evaluated for impairment	$1,264	$48	$916	$11	$—	$2,239
Loans
Ending balance	$69,527	$2,507	$73,136	$464		$145,634
Ending balance: individually evaluated for impairment	$143	$—	$—	$—		$143
Ending balance: collectively evaluated for impairment	$69,384	$2,507	$73,136	$464		$145,491

(Continued)

FOCUS BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

The following table shows the loan portfolio allocated by management’s internal risk ratings at the dates indicated:

	Credit Risk Profile by Internally Assigned Grade
June 30, 2015		Real Estate —	Real Estate —	Consumer
(dollars in thousands)	Commercial	Construction	Mortgage	and Other	Total
Grade:
Pass	$92,626	$1,474	$89,320	$566	$183,986
Special Mention	2,143	—	848	—	2,991
Substandard	1,892	—	—	—	1,892
Doubtful	163	—	—	—	163
Total	$96,824	$1,474	$90,168	$566	$189,032

	Credit Risk Profile by Internally Assigned Grade
December 31, 2014		Real Estate —	Real Estate —	Consumer
(dollars in thousands)	Commercial	Construction	Mortgage	and Other	Total
Grade:
Pass	$87,442	$1,534	$88,358	$592	$177,926
Special Mention	3,457	—	—	—	3,457
Substandard	—	—	908	—	908
Doubtful	—	—	—	—	—
Total	$90,899	$1,534	$89,266	$592	$182,291

	Credit Risk Profile by Internally Assigned Grade
June 30, 2014		Real Estate —	Real Estate —	Consumer
(dollars in thousands)	Commercial	Construction	Mortgage	and Other	Total
Grade:
Pass	$67,740	$2,507	$71,607	$464	$142,318
Special Mention	1,594	—	649	—	2,243
Substandard	50	—	880	—	930
Doubtful	143	—	—	—	143
Total	$69,527	$2,507	$73,136	$464	$145,634

(Continued)

FOCUS BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 5 — ALLOWANCE FOR LOAN LOSSES (Continued)

The following table shows an aging analysis of the loan portfolio by the time past due at the dates indicated:

June 30, 2015	30-89 Days	90 Days and		Total
(dollars in thousands)	Past Due	Still Accruing	Nonaccrual	Past Due	Current	Total
Commercial and real estate:
Commercial	$—	$—	$163	$163	$96,661	$96,824
Real estate — construction	—	—	—	—	1,474	1,474
Real estate — mortgage	—	—	—	—	90,168	90,168
Consumer and other	—	—	—	—	566	566
Total	$—	$—	$163	$163	$188,869	$189,032

December 31, 2014	30-89 Days	90 Days and		Total
(dollars in thousands)	Past Due	Still Accruing	Nonaccrual	Past Due	Current	Total
Commercial and real estate:
Commercial	$—	$—	$—	$—	$90,899	$90,899
Real estate — construction	—	—	—	—	1,534	1,534
Real estate — mortgage	—	—	—	—	89,266	89,266
Consumer and other	—	—	—	—	592	592
Total	$—	$—	$—	$—	$182,291	$182,291

June 30, 2014	30-89 Days	90 Days and		Total
(dollars in thousands)	Past Due	Still Accruing	Nonaccrual	Past Due	Current	Total
Commercial and real estate:
Commercial	$—	$—	$143	$143	$69,384	$69,527
Real estate — construction	—	—	—	—	2,507	2,507
Real estate — mortgage	—	—	—	—	73,136	73,136
Consumer and other	—	—	—	—	464	464
Total	$—	$—	$143	$143	$145,491	$145,634

There were no impaired loans, including performing TDRs, as of December 31, 2014.  At June 30, 2015 and June 30, 2014, there were impaired loans of $163,000 and $143,000, respectively.

The Bank had no troubled debt restructuring that occurred during the at June 30, 2015, December 31, 2014 and June 30, 2014.

(Continued)

FOCUS BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 6 – INTEREST-BEARING DEPOSITS

Interest-bearing deposits consisted of the following:

	June 30,		December 31,
(dollars in thousands)	2015	2014	2014
Savings and money market	$48,147	$53,968	$63,878
Interest-bearing demand accounts	189,711	165,668	179,191
Time, $250,000 or more	11,661	10,543	10,578
Other time	11,749	14,038	12,762
Total interest-bearing deposits	$261,268	$244,217	$266,409

(Continued)

FOCUS BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 7 — SHORT-TERM BORROWING ARRANGEMENTS

The Bank has unsecured Federal funds lines of credit with three of its correspondent banks under which it can borrow up to a total of $14,000,000.  There were no borrowings outstanding under these arrangements at June 30, 2015, December 31, 2014 and June 30, 2014.

NOTE 8 — SHARE-BASED COMPENSATION

The Plan permits the grant of stock options and/or restricted stock to Directors, organizers and employees of the Bank.  Options granted to Directors and organizers are considered Non-qualified Stock Option Awards while all other options granted to employees are generally considered to be Incentive Stock Option Awards.  All of the options granted under the Plan have 10-year contractual terms and have been issued with exercise prices equal to the fair market value of the underlying shares at the date of grant.  The options granted to the organizers vested immediately, whereas the options granted to Directors and employees generally vest over a five-year period from the date the options were granted.  Employee restricted stock awards under the Plan have 1 to 3-year cliff vesting periods.  Director restricted stock awards under the Plan vest over a one-year period.

Stock Option Awards:  A summary of option activity under the Plan for the quarter ended June 30, 2015 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
Options	Shares	Price	Term	Value
Outstanding at January 1, 2015	753,371	$9.07	3.51 years	$449,010
Granted	400	$9.55
Forfeited	(635)	$6.85
Exercised	(1,175)	$6.86
Outstanding at June 30, 2015	751,961	$9.08	2.94 years	$6,710,146
Exercisable at June 30, 2015	700,328	$9.07	2.51 years	$6,251,235
Vested or expected to vest at June 30, 2015	751,961	$9.08	2.94 years	$6,710,146

As of June 30, 2015, the unrecognized compensation cost related to non-vested stock option awards totaled approximately $215,000.  The unrecognized compensation cost at June 30, 2015 is expected to be amortized on a straight-line basis over a weighted average period of 1.2 years and will be adjusted for subsequent changes in estimated forfeitures.  The total fair value of the options vested was approximately $64,000 for the six months ended June 30, 2015.

The following stock option information is for the six months ended June 30, 2015:

Weighted average grant date fair value per share of options granted	$4.19
Significant fair value assumptions:
Expected term in years	6.0 years
Expected annual volatility	43.94%
Risk-free interest rate	1.63%
Total compensation cost	$67,387

(Continued)

FOCUS BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 8 — SHARE-BASED COMPENSATION (Continued)

Restricted Stock Awards:  Nonvested restricted stock of 63,935 was outstanding at June 30, 2015.  Compensation cost associated with the restricted stock totaled $119,000 for the six months ended June 30, 2015.  As of June 30, 2015, the unrecognized compensation cost related to the nonvested restricted stock totaled approximately $317,000.  The unrecognized compensation cost at June 30, 2015 is expected to be amortized on a straight-line basis over a weighted average period of 2.2 years and will be adjusted for subsequent changes in estimated forfeitures.

NOTE 9 — SHAREHOLDERS’ EQUITY

Dividends:  Upon declaration by the Board of Directors, all shareholders of record will be entitled to receive dividends.  The California Financial Code restricts the total dividend payment of any state banking association in any calendar year to the lesser of (1) the bank’s retained earnings or (2) the bank’s net income for its last three fiscal years, less distributions made to shareholders during the same three-year period.  At June 30, 2015, December 31, 2014 and June 30, 2014, no amounts were free of such restrictions.

Regulatory Capital:  The Bank is subject to certain regulatory capital requirements administered by FDIC.  Failure to meet these minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements.

Under capital adequacy guidelines, the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices.  These quantitative measures are established by regulation and require that minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets be maintained.  Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

As of January 1, 2015, the Bank along with other community banking organizations became subject to new capital requirements on January 1, 2015 and certain provisions of the new rules will be phased in from 2015 through 2019.  The Federal Banking regulators approved the new rules to implement the revised capital adequacy standards of the Basel Committee on Banking Supervision, commonly called Basel III, and address relevant provisions of The Dodd Frank Wall Street Reform and Consumer Protection Act of 2010, as amended.

Quantitative measures established by regulation to help ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total, Tier 1 capital, and common equity Tier 1 capital to risk weighted assets, and of Tier 1 capital to average assets.  As of June 30, 2015, December 31, 2014 and June 30, 2014, the most recent notification from the FDIC categorized the Bank as well capitalized under these guidelines.  There are no conditions or events since that notification that management believes have changed the Bank’s category.

(Continued)

FOCUS BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 9 — SHAREHOLDERS’ EQUITY (Continued)

Management believes that the Bank met all their capital adequacy requirements as of June 30, 2015, December 31, 2014 and June 30, 2014.

	June 30, 2015
(dollars in thousands)	Amount	Ratio
Leverage Ratio
Focus Business Bank	$28,977	7.4%
Minimum requirement for “Well-Capitalized” institution	$19,571	5.0%
Minimum regulatory requirement	$15,657	4.0%
Common Tier 1 Risk-Based Capital Ratio
Focus Business Bank	$28,977	13.6%
Minimum requirement for “Well-Capitalized” institution	$13,840	6.5%
Minimum regulatory requirement	$9,581	4.5%
Tier 1 Risk-Based Capital Ratio
Focus Business Bank	$28,977	13.6%
Minimum requirement for “Well-Capitalized” institution	$17,034	8.0%
Minimum regulatory requirement	$12,775	6.0%
Total Risk-Based Capital Ratio
Focus Business Bank	$31,602	14.8%
Minimum requirement for “Well-Capitalized” institution	$21,292	10.0%
Minimum regulatory requirement	$17,034	8.0%

	December 31, 2014
	Amount	Ratio
Leverage Ratio
Focus Business Bank	$28,254	7.1%
Minimum requirement for “Well-Capitalized” institution	$19,914	5.0%
Minimum regulatory requirement	$15,931	4.0%
Tier 1 Risk-Based Capital Ratio
Focus Business Bank	$28,254	13.5%
Minimum requirement for “Well-Capitalized” institution	$12,598	6.0%
Minimum regulatory requirement	$8,399	4.0%
Total Risk-Based Capital Ratio
Focus Business Bank	$30,880	14.7%
Minimum requirement for “Well-Capitalized” institution	$20,997	10.0%
Minimum regulatory requirement	$16,797	8.0%

(Continued)

FOCUS BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 9 — SHAREHOLDERS’ EQUITY (Continued)

	June 30, 2014
	Amount	Ratio
Leverage Ratio
Focus Business Bank	$25,873	7.4%
Minimum requirement for “Well-Capitalized” institution	$17,502	5.0%
Minimum regulatory requirement	$14,002	4.0%
Tier 1 Risk-Based Capital Ratio
Focus Business Bank	$25,873	12.5%
Minimum requirement for “Well-Capitalized” institution	$12,440	6.0%
Minimum regulatory requirement	$8,294	4.0%
Total Risk-Based Capital Ratio
Focus Business Bank	$28,460	13.7%
Minimum requirement for “Well-Capitalized” institution	$20,734	10.0%
Minimum regulatory requirement	$16,587	8.0%

(Continued)

FOCUS BUSINESS BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 10 — OTHER EXPENSES

Other expenses consisted of the following:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
(dollars in thousands)	2015	2014	2015	2014
Professional fees	$252	$240	$583	$494
Regulatory assessments and insurance	60	48	130	84
Share-based compensation	74	77	157	149
Data processing	117	104	254	216
Advertising and marketing	60	59	146	123
Other	588	258	985	537
	$1,151	$786	$2,255	$1,603